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                                                                     EXHIBIT 3.1

                              AMENDED AND RESTATED

                            ARTICLES OF INCORPORATION

                                       OF

                               PDF SOLUTIONS, INC.


        The undersigned, John K. Kibarian and Peter Cohn certify that:

        1. They are the duly elected President and Chief Executive Officer and Secretary, respectively of PDF Solutions, Inc., a California corporation.

        2. The Articles of Incorporation of this corporation are amended and restated to read in full as follows:

                                       "I

        The name of this corporation is: PDF Solutions, Inc.

                                       II

        The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                       III

        (A) Classes of Stock. The corporation is authorized to issue two classes of shares to be designated respectively "Preferred Stock" and "Common Stock" and each class shall have a par value of $0.0001 per share. The total number of shares of Preferred Stock authorized is 9,300,000 and the total number of shares of Common Stock authorized is 50,000,000.

        (B) Rights, Preferences and Restrictions of Preferred Stock. The Preferred Stock authorized by these Amended and Restated Articles of Incorporation may be issued from time to time in one or more series. The first series of Preferred Stock shall be designated "Series A Preferred Stock" and shall consist of 8,750,000 shares. The second series of Preferred Stock shall be designated "Series B Preferred Stock" and shall consist of 550,000 shares. The rights, preferences, privileges, and restrictions granted to and imposed on the Preferred Stock are as follows:


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        (1) Dividends.

                (aa) The holders of outstanding Preferred Stock shall, in pari passu, be entitled to receive in any fiscal year, when, as and if declared by the Board of Directors, out of any assets at the time legally available therefor, dividends in cash at the rate of $0.02 per share of Series A Preferred Stock per annum and at the rate of $0.76 per share of Series B Preferred Stock per annum, before any cash dividend is paid on Common Stock. Such dividend or distribution may be payable annually or otherwise as the Board of Directors may from time to time determine. Dividends or distributions (other than dividends payable solely in shares of Common Stock) may be declared and paid upon shares of Common Stock in any fiscal year of the corporation only if dividends shall have been paid on or declared and set apart upon all shares of Preferred Stock at such annual rate; and no further dividends shall be paid to holders of shares of Preferred Stock in excess of such annual rate in any fiscal year unless at the same time equivalent dividends are paid to holders of shares of Common Stock. The right to such dividends on shares of Preferred Stock shall not be cumulative and no right shall accrue to holders of shares of Preferred Stock by reason of the fact that dividends on said shares are not declared in any prior year, nor shall any undeclared or unpaid dividend bear or accrue interest.

                (bb) In the event this corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this corporation or other persons, assets (excluding cash dividends) or options or rights to purchase any such securities or evidences of indebtedness, then, in each such case the holders of the Preferred Stock shall be entitled to a proportionate share of any such distribution as though the holders of the Preferred Stock were the holders of the number of shares of Common Stock of the corporation into which their respective shares of Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the corporation entitled to receive such distribution.

        (2) Voting Rights.

                (aa) In General. Subject to subsection (bb) hereof and except as otherwise required by law, the holders of Preferred Stock and the holders of Common Stock shall be entitled to notice of any shareholders' meeting and to vote as a single class upon any matter submitted to the shareholders for a vote, as follows: (i) each holder of Preferred Stock shall have one vote for each full share of Common Stock into which its shares of Preferred Stock would be convertible on the record date for the vote and (ii) the holders of Common Stock shall have one vote per share of Common Stock.

                (bb) Voting for Board of Directors. The Board of Directors of this corporation shall consist of six members. The holders of shares of Preferred Stock, voting separately as a class, shall elect two members of the Board of Directors of the corporation (the "PREFERRED DIRECTORS"). The holders of shares of Common Stock, voting separately as a class, shall elect two members of the Board of Directors of the corporation (the "COMMON DIRECTORS"). The remaining two members of the Board of Directors (the "MUTUALLY AGREED UPON DIRECTORS") shall be elected by the holders of the shares of Common Stock and Preferred Stock, voting together as a class. If a vacancy on the Board of Directors is to be filled by the Board of Directors, only a director or directors elected by the same class of shareholders as those who would be entitled to vote to fill such vacancy, if any, shall vote to fill such vacancy, unless such vacancy is the position held by Mutually Agreed Upon Director, in which case


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such vacancy may be filled by the majority of the remaining directors. No action by members of the Board of Directors filling a vacancy on the Board of Directors shall be effective until 10 days after all Board members who do not have a right to vote on such appointment have received notice thereof. A majority of the Board members entitled to receive such notice may waive such notice requirement on behalf of all such Board members. A director may be removed from the Board of Directors with or without cause by the vote or consent of a majority of the holders of the outstanding class or series with voting power to elect him or her in accordance with the California General Corporation Law.

        (3) Conversion. The holders of the Preferred Stock shall have conversion rights as follows (the "CONVERSION RIGHTS"):

                (aa) Right to Convert.

                        (i) Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of this corporation or any transfer agent for the Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing (A) $0.40 in the case of the Series A Preferred Stock and (B) $9.50 in the case of the Series B Preferred Stock by the Conversion Price at the time in effect for such share. The initial "CONVERSION PRICE" for shares of Preferred Stock shall be $0.40 for share of Series A Preferred Stock and $9.50 for shares of Series B Preferred Stock. Such initial Conversion Price shall be subject, however, to the adjustments described below. The number of shares into which each share of Preferred Stock shall be converted shall be known as the "CONVERSION RATE." Any increase or decrease in the Conversion Price shall be reflected in a decrease or increase in the Conversion Rate as determined by reference to the first sentence of this section III(B)(3)(aa)(i).

                        (ii) Each share of Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Conversion Rate in the event of, and contingent upon, the consummation of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the corporation to the public at a price per share of not less than $9.50 (as adjusted for stock splits, reverse stock splits and the like) and an aggregate offering price of not less than $7,500,000. Each share of Series A Preferred Stock shall automatically be converted into shares of common stock upon the consent of the holders of not less than a majority in voting interest of the then outstanding shares of Series A Preferred Stock. Each share of Series B Preferred Stock shall automatically be converted into shares of common stock upon the consent of the holders of not less than a majority in voting interest of the then outstanding shares of Series B Preferred Stock.

                        (iii) No fractional shares of Common Stock shall be issued upon conversion of the Preferred Stock and any shares of Preferred Stock surrendered for conversion which would otherwise result in a fractional share of Common Stock shall be redeemed for the then fair market value thereof as determined by the corporation's Board of Directors, payable as promptly as possible whenever funds are legally available therefor. If more than one share of Preferred Stock is surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock to be issued upon conversion shall be computed on the basis of the aggregate number of shares of Preferred Stock so surrendered.


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                (bb) Mechanics of Conversion. Before any holder of Preferred
Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the corporation or of any transfer agent for the Preferred Stock, and shall give written notice to the corporation at such office that such holder elects to convert the same and shall state therein the name or names in which such holder wishes the certificate or certificates for the number of shares of Common Stock to be issued. The corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, or to such holder's nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

                (cc) Adjustment of Conversion Price For Combinations or Consolidations of Common Stock. In the event the corporation, at any time or from time to time after the effective date of a written agreement by the corporation for the initial sale of Series B Preferred Stock (hereinafter referred to as the "ORIGINAL ISSUE DATE"), effects a subdivision or combination of its outstanding Common Stock into a greater or lesser number of shares without a proportionate and corresponding subdivision or combination of its outstanding Preferred Stock, then and in each such event the Conversion Price for the Preferred Stock shall be decreased or increased proportionately.

                (dd) Adjustments for Reorganization, Reclassification, Exchange and Substitution. If the Common Stock issuable upon conversion of the Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock or other securities or property, whether by reorganization (unless such reorganization is deemed a liquidation under Section III(B)(4)(bb) hereof), reclassification or otherwise (other than a subdivision or combination of shares provided for above), the Conversion Rate then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted such that the Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock or other securities or property equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Preferred Stock immediately before such event; and, in any such case, appropriate adjustment shall be made in the application of the provisions herein set forth with respect to the rights and interest thereafter of the holders of the Preferred Stock, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Preferred Stock.

                (ee) Adjustment of Conversion Price for Dividends, Distributions and Common Stock Equivalents. In the event the corporation at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock


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or other securities or rights (hereinafter referred to as "COMMON STOCK
EQUIVALENTS") convertible into or entitling the holder thereof to receive additional shares of Common Stock without payment of any consideration by such holder for such Common Stock Equivalents or the additional shares of Common Stock, then and in each such event the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable in payment of such dividend or distribution or upon conversion or exercise of such Common Stock Equivalents shall be deemed to be issued and outstanding as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date. In each such event, the Conversion Price for the Preferred Stock shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by dividing the Conversion Price for such series by a fraction,

                        (i) the numerator of which shall be the total number of shares of Common Stock issued and outstanding or deemed to be issued and outstanding immediately prior to the time of such issuance on the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution or upon conversion or exercise of such Common Stock Equivalents, and

                        (ii) the denominator of which shall be the total number of shares of Common Stock issued and outstanding or deemed to be issued and outstanding immediately prior to the time of such issuance on the close of business on such record date provided, however, (A) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is fully made on the date fixed therefor, the Conversion Price for such series shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price for such series shall be adjusted pursuant to this paragraph III(B)(3)(ee) as of the time of actual payment of such dividends or distribution; (B) if such Common Stock Equivalents provide, with the passage of time or otherwise, for any decrease in the number of shares of Common Stock issuable upon conversion or exercise thereof, the Conversion Price for such series shall, upon any such decrease becoming effective, be recomputed to reflect such decrease insofar as it affects the rights of conversion or exercise of the Common Stock Equivalents then outstanding; and (C) upon the expiration of any rights or conversion or exercise under any unexercised Common Stock Equivalents, the Conversion Price for such series computed upon the original issue thereof shall, upon such expiration, be recomputed as if the only additional shares of Common Stock issued were the shares of such stock, if any, actually issued upon the conversion or exercise of such Common Stock Equivalents.

                (ff) Adjustment of Conversion Price for Subsequent Sales Below Conversion Price. If the corporation shall issue, after the date upon which any shares of Series B Preferred Stock were first issued (the "PURCHASE DATE"), any Additional Stock (as defined below) without consideration or for a consideration per share less than the Conversion Price in effect immediately prior to the issuance of such Additional Stock, then such Conversion Price shall be adjusted by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock that the aggregate consideration received by the corporation for such issuance would purchase at the Conversion Price in effect immediately prior to the issuance of such Additional Stock and the denominator of which shall be


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the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of such Additional Stock so issued. For purposes of this paragraph III(B)(3)(ff) and paragraph III(B)(3)(ee), the shares of issued or issuable Common Stock that are excluded from the definition of Additional Stock will be deemed outstanding.

                        (i) No adjustment of the Conversion Price for any series of Preferred Stock shall be made in an amount less than one cent per share, and any adjustments which are not required to be made by reason of this sentence shall not be carried forward nor taken into account in any subsequent adjustment. Except to the limited extent provided for in paragraphs III(B)(3)(ff)(iv)(C) and III(B)(3)(ff)(iv)(D), no adjustment of such Conversion Price pursuant to this paragraph III(B)(3)(ff)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

                        (ii) In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by this corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                        (iii) In the case of the issuance of the Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors irrespective of any accounting treatment.

                        (iv) In the case of the issuance, whether before, on or after the Purchase Date of such series of Preferred Stock, of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities (which are not excluded from the definition of Additional Stock), the following provisions shall apply:

                (A) The aggregate maximum number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in paragraphs III(B)(3)(ff)(ii) and III(B)(3)(ff)(iii)), if any, received by the corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby.

                (B) The aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the corporation upon the conversion or exchange of such


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securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in paragraphs III(B)(3)(ff)(ii) and III(B)(3)(ff)(iii)).

                (C) In the event of any change in the number of shares of Common Stock deliverable or any increase in the consideration payable to this corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price of any series of Preferred Stock obtained with respect to the adjustment which was made upon the issuance of such options, rights or securities, and any subsequent adjustments based thereon, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                (D) Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of any series of Preferred Stock obtained with respect to the adjustment which was made upon the issuance of such options, rights or securities or options or rights related to such securities, and any subsequent adjustments based thereon, shall be recomputed to reflect the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities. Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, only the number of shares of Common Stock actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities shall continue to be deemed to be issued.

                (E) All Common Stock deemed issued pursuant to this paragraph III(B)(3)(ff)(iv)(E) shall be considered issued only at the time of its deemed issuance and any actual issuance of such stock shall not be an actual issuance or a deemed issuance of the corporation's Common Stock under the provisions of this paragraph III(B)(3).

        (gg) No Impairment. The corporation will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the corporation, but will at all times in good faith assist in the carrying out of all the provisions of this paragraph III(B)(3) and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Preferred Stock against impairment.

        (hh) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price for Preferred Stock pursuant to this paragraph III(B)(3), the corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment


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is based. The corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of the property which at the time would be received upon the conversion of such holder's shares of Preferred Stock.

        (ii) Notices of Record Date. In the event of the establishment by the corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any Common Stock Equivalents or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the corporation shall mail to each holder of Preferred Stock, at least twenty (20) days prior to the date specified therein, notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

        (jj) Reservation of Stock Issuable Upon Conversion. The corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

        (kk) Notices. Any notices required by the provisions of this paragraph III(B)(3) to be given to the holders of shares of Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at such holder's address appearing on the books of the corporation.

        (ll) Additional Stock. "ADDITIONAL STOCK" shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to paragraph III(B)(3)(ff)(IV)) by this corporation on or after the Original Issue Date other than:

                (i) shares issued or issuable pursuant to a transaction described in paragraphs III(B)(3)(cc) through III(B)(3)(ff) hereof,

                (ii) Common Stock issued to officers, directors, employees and consultants of this corporation directly (and approved by a majority of the Preferred Directors) or pursuant to a stock option plan, restricted stock plan or a combination restricted stock and stock option plan,

                (iii) options, warrants or stock (including stock issued upon conversion of any such options or warrants) previously or in the future issued or issuable in connection with borrowings from banks or other similar financial institutions, capital equipment leases, technology


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acquisitions or licenses, or other comparable transactions, provided the foregoing are approved by a majority of the Preferred Directors; or

                (iv) shares issued or issuable upon conversion of any series of Preferred Stock.

        (4) Liquidation Preference.

                (aa) In the event of any liquidation, dissolution or winding up of the corporation, either voluntary or involuntary, the holders of the Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the corporation to the holders of the Common Stock by reason of their ownership thereof, an amount per share equal to: (i) $0.40 per share for each share of Series A Preferred Stock then held by them and (ii) $9.50 per share for each share of Series B Preferred Stock then held by them, and, in addition, an amount equal to all declared but unpaid dividends on the Preferred Stock, if any. If, upon the occurrence of such event, the assets and funds thus distributed among the holders of the Preferred Stock shall be insufficient to permit the payment to such holders of the full preferential amount, then the entire assets and funds of the corporation legally available for distribution shall be distributed ratably among the holders of the Preferred Stock, in proportion to the preferential amount each such holder is otherwise entitled to receive. After payment has been made to the holders of the Preferred Stock of the full amounts to which they shall be entitled as aforesaid, any remaining assets shall be distributed ratably to the holders of the corporation's Common Stock.

                (bb) A merger of the corporation with or into any other corporation or corporations, or the merger of any other corporation or corporations into the corporation, in which consolidation or merger the shareholders of the corporation receive distributions in cash or securities of another corporation or corporations as a result of such consolidation or merger, or a sale of all or substantially all of the assets of the corporation, shall be treated as a liquidation, dissolution or winding up for purposes of this paragraph III(B)(4), unless the shareholders of this corporation hold at least 50% of the outstanding voting equity securities of the surviving corporation; provided that nothing contained in this paragraph (bb) shall limit the right of a holder of Preferred Stock to convert such shares into Common Stock prior to the effective date of any such transaction.

        (5) Protective Provisions. In addition to any other rights provided by law, so long as 4,650,000 shares of Preferred Stock shall be outstanding, this corporation shall not, without first obtaining the affirmative vote or written consent of the holders of not less than a majority in voting interest of such outstanding shares of Preferred Stock, voting together as a single class:

                (aa) amend or repeal any provision of, or add any provision to, this corporation's Articles of Incorporation or Bylaws if such action would alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Preferred Stock;

                (bb) authorize shares of any class of stock having any preference or priority as to dividends or assets superior to or on a parity with any such preference or priority of the Preferred Stock, or authorize shares of stock of any class or any bonds, debentures, notes or other obligations


                                      -9-
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convertible into or exchangeable for, or having option rights to purchase, any shares of stock of this corporation having any preference or priority as to dividends or assets superior to or on a parity with any such preference or priority of the Preferred Stock;

                (cc) effect in any transaction or series of transactions a sale or other conveyance of all or substantially all of the assets of the corporation or any of its subsidiaries, or any consolidation or merger involving the corporation or any of its subsidiaries where the corporation or such subsidiary is not the surviving corporation, or any sale of more than 50% of the corporation's capital stock; or

                (dd) increase the authorized number of shares of Preferred
Stock.

        (C) Common Stock.

                (1) Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

                (2) Liquidation Rights. Upon the liquidation, dissolution or winding up of the corporation, the assets of the corporation shall be distributed as provided in paragraph III(B)(4) hereof.

                (3) Voting Rights. The holder of each share of Common Stock shall have the right to one vote, and shall be entitled to notice of any shareholders' meeting in accordance with the Bylaws of this corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.

                                       IV

        (A) Limitation of Directors' Liability. The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

        (B) Indemnification of Directors and Officers. This corporation is authorized to indemnify the directors and officers of the corporation to the fullest extent permissible under California law.

        (C) Repeal or Modification. Any repeal or modification of the foregoing provisions of this Article IV by the shareholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification."

                                    * * * * *

        3. The foregoing amendment and restatement of the Articles of Incorporation has been duly approved by the Board of Directors.


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        4. The foregoing amendment and restatement of the Articles of
Incorporation have been duly approved by the required vote of shareholders in accordance with Sections 902 and 903 of the California Corporations Code. The total number of outstanding shares of the corporation is 14,986,879 shares of Common Stock and 8,750,000 shares of Series A Preferred Stock. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was (a) more than 50% of the outstanding shares of Common Stock, voting together as a single class, (b) more than 50% of the outstanding shares of Series A Preferred Stock, and (c) more than 50% of the outstanding shares of Common Stock and Series A Preferred Stock, voting together as a single class. No shares of Series B Preferred Stock are outstanding.

                            [SIGNATURE PAGE FOLLOWS]


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        We further declare under penalty of perjury under the laws of the State of California that the matter set forth in this certificate are true and correct of our own knowledge.

Dated: July 31, 2000



                                           /s/ John K. Kibarian
                                           -------------------------------------
                                           John K. Kibarian
                                           President and Chief Executive Officer



                                           /s/ Peter Cohn
                                           -------------------------------------
                                           Peter Cohn
                                           Secretary


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